Exhibit 3.1

Delaware The First State Page 1 5165196 8100 Authentication: 203116501 SR# 20241176220 Date: 03-26-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “CONCORD ACQUISITION CORP III”, CHANGING ITS NAME FROM "CONCORD ACQUISITION CORP III" TO "GCT SEMICONDUCTOR HOLDING, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 2024, AT 3:41 O`CLOCK P.M.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CONCORD ACQUISITION CORP III", CHANGING ITS NAME FROM "CONCORD ACQUISITION CORP III" TO "GCT SEMICONDUCTOR HOLDING, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 2024, AT 3:41 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5165196 8100
SR# 20241176220

Authentication: 203116501
Date: 03-26-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:41 PM 03/26/2024
FILED 03:41 PM 03/26/2024
SR 20241176220 - File Number 5165196

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CONCORD ACQUISITION CORP III

1. The present name of the corporation is "Concord Acquisition Corp III". The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 18, 2021. The amended and restated certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 3, 2021.

2. This second amended and restated certificate of incorporation of the corporation, which both restates and amends the provisions of the corporation's certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. The corporation's certificate of incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is GCT Semiconductor Holding, Inc. (the "Corporation").

ARTICLE II
REGISTERED AGENT

The address of the Corporation's registered office is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the "DGCL").

ARTICLE IV
CAPITALIZATION

Section 4.1. Authorized Shares. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 440,000,000 shares, consisting of: (a) 400,000,000 shares of common stock (the "Common Stock") and (b) 40,000,000 shares of preferred stock (the "Preferred Stock"). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the "Board of Directors"). The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

Section 4.2. Common Stock.

(a) General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

(b) Voting. Except as otherwise provided by the DGCL or the certificate of incorporation of the Corporation (as the same may be amended or amended and restated, the "Certificate of Incorporation") and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each

share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to the Certificate of Incorporation (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting.

(c) Dividends. Except as otherwise provided by the DGCL or the Certificate of Incorporation, dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

(d) No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

(e) No Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

(f) Liquidation. Upon the dissolution or liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders equally on a per share basis, subject to any preferential rights of any then outstanding shares of Preferred Stock and after payment or provision for payment of the Corporation's debts.

Section 4.3. Preferred Stock. To the fullest extent authorized by the DGCL, shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

Authority is hereby granted to the Board of Directors, acting by resolution or resolutions adopted at any time and from time to time, to create, provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, and, in connection with the creation of any such series of Preferred Stock, to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to any other series of Preferred Stock, all to the fullest extent permitted by law. No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

Except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of the Certificate of Incorporation, no holder of one or more outstanding shares of any series of Preferred Stock then outstanding, as such, shall be entitled to any voting powers in respect thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1. Classification of Directors. The Board of Directors shall be divided into three classes of directors, Class I, Class II, and Class III, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office (except to the extent otherwise provided in the next sentence with respect to the initial terms of such classes of directors). The initial term of office of the directors of Class I shall expire as of the first annual meeting of the Corporation's stockholders following the initial classification of the Board; the initial term of office of the directors of Class II shall expire as of the second annual meeting of the Corporation's stockholders following the initial classification of the Board; and the initial term of office of the directors of Class III shall expire as of the third annual meeting of the Corporation's stockholders following the initial classification of the Board. At each annual meeting of stockholders of the Corporation, nominees will stand for election to succeed those directors whose terms are to expire as of such annual meeting of stockholders, and such nominees elected at such annual meeting of stockholders shall be elected for a term expiring at the third annual meeting of stockholders following their election. Directors shall hold office until the annual meeting of stockholders in which their term is scheduled to expire as set forth above in this Section 5.1 and until their respective successors are duly elected or qualified or until their earlier death, incapacity, resignation or removal. The successive directors shall be allocated among the three classes of directors contemplated under this Section 5.1 pursuant to a resolution or resolutions adopted by the Board of Directors.

Section 5.2. Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors or class of directors, voting together as a single class, at a meeting of stockholders called for that purpose.

Section 5.3. Vacancies. Except as the DGCL may otherwise require, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve in the Board of Directors and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 5.4. Number of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the number of directors which shall constitute the Board of Directors shall be fixed exclusively by the Board of Directors from time to time in accordance with the Bylaws of the Corporation. No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

ARTICLE VI
POWERS OF BOARD OF DIRECTORS

Except as otherwise provided in this Certificate of Incorporation or Delaware Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Bylaws may be amended or repealed or new Bylaws adopted by the affirmative vote of at least fifty percent (50%) of the outstanding shares entitled to vote generally in the election of directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise provided for by any resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders in which such action is properly brought before such meeting, and not by written consent in lieu of such a meeting. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE VIII
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX
LIMITED LIABILITY

The liability of the directors and officers of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated or limited to the fullest extent permitted under applicable law. If applicable law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation to the Corporation or its stockholders shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

ARTICLE X
FORUM SELECTION

Section 10.1. Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, (i) (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim against the Corporation or its current or directors, officers, employees, or stockholders arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim against the Corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be brought by any stockholder (including a beneficial owner) exclusively in the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction thereof, in the United States District Court for the District of Delaware; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 10.2. Foreign Action. If any action, the subject matter of which is within the scope of Section 10.1, is filed in a court other than a court permitted by Section 10.1 (a "Foreign Action") in the name of any stockholder, whether individually, representatively or derivatively on behalf of the corporation, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 10.2 (an "Enforcement Action") and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

Section 10.3. Application. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI
EXCLUDED OPPORTUNITIES

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section

122(17) of the DGCL. An "Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal or contractual obligation. Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE XII
SEVERABILITY

If any provision or provisions of the Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Certificate of Incorporation (including, without limitation, each portion of any paragraph of the Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of the Certificate of Incorporation (including, without limitation, each such portion of any paragraph of the Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 26th day of March, 2024.

CONCORD ACQUISITION CORP III

DocuSigned by:

By: ______________________
C43E126FD7684DA...

Name: Jeff Tuder
Title: Chief Executive Officer